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                                                                     EXHIBIT 5.1




September 25, 2001

UbiquiTel Inc.
One West Elm Street
4th Floor
Conshohocken, Pennsylvania 19428


         RE: OFFERING OF SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to UbiquiTel Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof (the "Registration Statement") relating to the registration of an aggregate of 10,025,000 shares of the Company's Common Stock, $0.0005 par value per share (the "Shares"), reserved for issuance from time to time under the Company's Amended and Restated 2000 Equity Incentive Plan (the "Plan") and upon the exercise of Non-Plan Stock Options.

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan and Non-Plan Stock Options, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan and the Non-Plan Stock Options, as the case may be, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



                                            Very truly yours,

                                            GREENBERG TRAURIG, P.A.










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